                                                                     EXHIBIT 3.4


                                    BYLAWS OF

                                 CYCO.NET, INC.

                                    ARTICLE I

                                CORPORATE OFFICE

          The principal office of the corporation in the State of New Mexico shall be located in the City of Albuquerque, County of Bernalillo. The corporation may have such other offices, either within or without the State of New Mexico, as the business of the corporation may require from time to time.

                                   ARTICLE II

                              SHAREHOLDER'S MEETING

     Section 1. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the registered office of the corporation or at such other place within or without the State of New Mexico as shall be set forth in the notice of meeting. The meeting shall be held on the second Tuesday in the month of March of each year beginning with the year 2000 at the hour of 10:00 a.m. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation. If the election of directors is not held on the day designated herein for any annual meeting, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     Section 2. Special Meeting. Special meetings of shareholders may be called at any time by the president, the chairman of the board of directors if a chairman is elected, the board of directors, and any vice president acting as president pursuant to these bylaws, and the holders of not less than ten percent (10%) of all the outstanding shares entitled to vote at such special meeting. Special meetings shall be held at the registered office of the corporation or at such place within or without the State of New Mexico as shall be set forth in the notice of meeting.

     Section 3. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of the meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because a meeting is not lawfully called or convened.

     A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any time or place, either within or without the State of New Mexico, as the time and place for the holding of such meeting.

     Section 4. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of the shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, the date to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive a dividend or distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring or authorizing the dividend or distribution is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.

     Section 5. Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the lists or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting. An officer or agent having charge of the stock transfer books who fails to prepare the list of shareholders, or keep it on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this section is liable to any shareholder suffering damage on account of the failure, to the extent of the damage.

     Section 6. Quorum of Shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding the voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a vote of a greater number is required by law. If, however, such quorum shall not be present or represented at any meeting of the shareholders, shareholders entitled to vote thereat, present in person or represented by proxy shall have the power to adjourn the meeting to a future date at which a quorum shall be present and represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 7. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation.

     Section 8. No Cumulative Voting. Cumulative voting does not exist with respect to shares of stock.

     Section 9. Voting of Shares by Certain Holders.

     A. Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of the other corporation is held by this corporation, shall not be voted at any meeting nor counted in determining the total number of outstanding shares at any given time.

     B. Shares standing in the name of another corporation, may be voted by the officer, agent or proxy as the bylaws of the corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.

     C. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee, or a custodian for a minor, may be voted by him, either in person or by proxy, but only after a transfer of the shares into his name.

     D. Shares standing in the name of a receiver or bankruptcy trustee may be voted by the receiver or bankruptcy trustee, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by him without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver or bankruptcy trustee was appointed.

     E. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee may vote the shares so transferred.

     F. Shares standing in the name of a partnership may be voted by any partner, and shares standing in the name of a limited partnership may be voted by any general partner.

     G. Shares standing in the name of a person as life tenant may be voted by him, either in person or by proxy.

     H. From the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, the shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

     Section 10. Proxies. Every proxy must be written, dated and signed by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it.

     Section 11. Action of Shareholders Without a Meeting. Any action required by the Business Corporation Act to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Consent shall have the same effect as a unanimous vote.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the corporation shall be managed by the board of directors.

     Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be established by resolution of the board of directors. The number of directors may be increased or decreased from time to time by resolution of the board of directors, or by amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The term of office of each director shall be until the next annual meeting of the shareholders, and each director shall hold office for the term for which he is elected and until his successor has been elected and qualified. Directors need not be residents of the State of New Mexico nor shareholders of the corporation.

     Section 3. Duties and Powers. The board of directors shall have control and management of the business and affairs of the corporation. The directors shall in all cases act as a board and regularly convene. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with law or these bylaws.

     Section 4. Regular Meetings. A regular meeting of the board of directors, for the purpose of electing or appointing officers and for the transaction of any other business which may come before the meeting, shall be held without other notice than this bylaw, immediately after, and at the same place, as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of New Mexico, for the holding of additional regular meetings without other notice than such resolution.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by the president at any time. The president or secretary shall, upon a written request of a majority of the directors, call a special meeting to be held not more than seven (7) days after the receipt of such request. The president may fix any place, either within or without the State of New Mexico as a place for holding any special meeting of the board of directors.

     Section 6. Notice. Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each director at his last known post office address, or sent by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except that where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any regular or special meeting. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding a voluntary withdrawal of enough directors to leave less than a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a majority of the directors are present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 8. Manifestation of Dissent. A director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 9. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 10. Removal of Directors. At a meeting of shareholders called expressly for that purpose, one or more directors, or the entire board of directors, may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 11. Compensation. By resolution of the board of directors, directors may receive a stated salary or a fixed sum plus expenses of attendance, if any, for attendance at any regular or special meeting of the board of directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 12. Resignation. Any director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

     Section 13. Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to:

     A. Declare dividends or authorize distributions.

     B. Approve or recommend to shareholders actions or proposals required by this act to be approved by shareholders.

     C. Designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the board of directors or any committee thereof.

     D. Amend the bylaws.

     E. Approve a plan of merger not requiring shareholder approval.

     F. Authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the board of directors.

     G. Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, provided that the board of directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the board of resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the commission under this act. Neither the designation of any such committee, the delegation thereto of authority nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors, not a member of the committee in question, with the director's responsibility to act in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     Section 14. Action by Directors Without a Meeting. Any action required by the Business Corporation Act to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. The consent shall have the same effect as a unanimous vote.

     Section 15. Director Conflict of Interest. A conflict of interest transaction is a transaction with the corporation in which a director of the corporation has a direct or indirect interest. As more fully described in the Business Corporation Act and pursuant to authorization, approval or ratification procedures described in the Business Corporation Act, the corporation may not void a transaction involving director conflict of interest if any one of the following is true:

     (1) The material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved or ratified the transaction;

     (2) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

     (3) The transaction was fair to the corporation.

     The corporation may authorize, approve, or ratify the transaction if the transaction receives the affirmative vote of a majority of the directors on the board of directors or on a committee of the board of directors who have no direct or indirect interest in the transaction; provided, however, a transaction may not be authorized, approved or ratified by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action regarding the transaction. The presence of or a vote cast by a director with a direct or indirect interest in the transaction does not affect the validity of the action taken.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Officers and Qualifications. The officers of this corporation shall consist of a president, one or more vice presidents (the number thereof to be determined by the board of directors from time to time), a secretary and a treasurer, each of whom shall be elected by the board of directors at the time and in the manner prescribed by these bylaws. Other officers and assistant officers and agents deemed necessary may be elected or appointed by the board of directors or chosen in the manner prescribed by these bylaws. Any two (2) or more offices may be held by the same person, except the offices of president and secretary. All officers and agents of the corporation, as between themselves and the corporation, shall have the authority, and shall perform the duties in the management of the corporation as provided in these bylaws, or as determined by the resolution of the board of directors not inconsistent with these bylaws.

     Section 2. Election and Term. All officers of the corporation shall be elected annually by the board of directors at its regular meeting held immediately after the annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor has been duly elected and qualified, or until removed as hereinafter provided.

     Section 3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term. Vacancies may be filled at any meeting of the board of directors.

     Section 4. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5. Duties of Officers. The duties and powers of the officers of the corporation shall be as follows and as they shall hereafter be set by resolution of the board of directors:

                       Chairman of the Board of Directors

     The board of directors shall have the right and power to elect a chairman from among the members of the board of directors. If a chairman of the board of directors is elected, he shall preside at all meetings of the board of directors in place of the president of the corporation, and he may also cast his vote on all questions.

                                    President

     A. The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation.

     B. He shall preside at all meetings of the shareholders and shall preside at all meetings of the directors unless a chairman of the board of directors is elected, in which case he shall preside only in the absence of the chairman of the board of directors.

     C. He shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the corporation.

     D. He shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the Business Corporation Act and these bylaws.

     E. He shall appoint, discharge and fix the compensation of all employees and agents of the corporation other than the duly elected officers, subject to the approval of the board of directors.

     F. He shall sign and execute all contracts in the name of the corporation, and all deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments which the board of directors have authorized to be executed, except in cases where the signing and execution shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

     G. He shall cause all books, reports, statements and certificates to be properly kept and filed as required by law.

     H. He shall enforce these bylaws and perform all the duties incident to his office and which are required by law, and, generally, perform all duties as may be prescribed by the board of directors from time to time.

                                 Vice President

     In the absence of the president or in the event of his inability or refusal to act, the vice president (or if there be more than one vice president, the vice presidents in order of seniority) shall perform the duties of the president, and when so acting, shall have all the powers and be subject to all the responsibilities of the office of president. The vice president shall also perform other duties and have such other powers as from time to time may be assigned to him by the board of directors or president.

                                    Secretary

     A. The secretary shall keep the minutes of the meetings of the board of directors and of the shareholders in the appropriate books.

     B. He shall attend to the giving of notice of special meetings of the board of directors and of all the meetings of the shareholders of the corporation.

     C. He shall be the custodian of the records and seal of the corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

     D. He shall keep at the principal office of the corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their mailing addresses, the number of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the corporation and their mailing addresses.

     E. He shall attest the execution of instruments on behalf of the corporation by a proper officer thereof, and he shall affix the corporate seal to such instruments on behalf of the corporation.

     F. He shall attend to all correspondence and present to the board of directors at its meetings all official communications received by him.

     G. He shall have general charge of the stock transfer books of the corporation.

     H. He shall in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

                                    Treasurer

     A. The treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and shall deposit such funds and securities in then name of the corporation in such banks, trust companies or other depositories as shall be designated by the board of directors.

     B. Subject to banking resolutions adopted by the board of directors, he shall make, sign, and endorse in the name of the corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the president or the board of directors.

     C. He shall keep at the principal office of the corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the corporation during business hours.

     D. He shall render a report of the condition of the finances of the corporation at each regular meeting of the board of directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the shareholders.

     E. He shall further perform all duties incident to the office of treasurer of the corporation.

     F. If required by the board of directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.

                                 Other Officers

     Other officers shall perform such duties and have such powers as may be assigned to them by the board of directors. Assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     Section 6. Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the board of directors. No officers shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans greater than $10,000 shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI

                                     SHARES

     Section 1. Certificates. The shares of the corporation shall be represented by certificates approved by the board of directors and signed by the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof or on a stock record page shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2. Subscriptions. Subscriptions to shares shall be paid at such times and in such installments as the board of directors shall determine. If default shall be made to the payment of any installment as required by such resolution, the board of directors may declare the shares and all previous payments thereon forfeited for the use of the corporation, in the manner prescribed by law.

     Section 3. Transfer of Shares. Transfer of shares will be registered on the books of the corporation maintained for that purpose upon presentation of share certificates appropriately endorsed. The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto. The person in whose name the shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards to the corporation.

     Section 4. Returned Certificates. All certificates for shares changed or returned to the corporation for transfer shall be marked by the secretary "Canceled" with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

                                   ARTICLE VII

                           DIVIDENDS AND DISTRIBUTIONS

     The board of directors at any regular or special meeting may authorize distributions, except that no distribution may be made if, after giving effect thereto, either the corporation would be unable to pay its debts as they become due in the usual course of its business, or the corporation's total assets would be less than the sum of its total liabilities and the maximum amount that then would be payable, in any liquidation, in respect of all outstanding shares having preferential rights in liquidation.

     Such distributions may be paid in cash, property, or shares of the corporation.

                                  ARTICLE VIII

                                      SEAL

     The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, New Mexico."

     The corporate seal may be used on all items executed by the corporation, but its presence is not essential to the validity of any written instrument duly signed by authorized corporate officers.

                                   ARTICLE IX

                                   FISCAL YEAR

     The corporation shall have a fiscal year, which shall be determined by the board of directors during the first twelve months of operation of the corporation. Such fiscal year shall end on the last day of any one calendar month, and shall begin the first day of the next succeeding calendar month.

                                    ARTICLE X

                                 INDEMNIFICATION

     As permitted by the Business Corporation Act, the corporation shall indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of stock, against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such a director or officer; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation.

     The corporation shall indemnify the person if the person acted in good faith, in the case of conduct in the person's official capacity with the corporation the person reasonably believed that the person's conduct was in the best interest of the corporation, and in all other cases, that the person's conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth above.

     Provided, however, a director or officer shall not be indemnified in respect of any proceeding charging improper personal benefit to the director or officer, whether or not involving action in his official capacity, in which the director or officer shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

     The foregoing shall not be construed as prohibiting in any way broader indemnification permitted by the Business Corporation Act.

                                   ARTICLE XI

                                WAIVER OF NOTICE

     Whenever under the provisions of these bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these bylaws in respect thereto.

                                   ARTICLE XII

                   REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION

     If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.


                                  ARTICLE XIII

                                   AMENDMENTS

     These bylaws may be altered, amended, repealed or new bylaws adopted by a majority of the entire board of directors at a regular or special meeting of the board, or by the shareholders as provided in the Articles of Incorporation.

Chairman